UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 1, 2008
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02.	Results of Operations and Financial Condition.

On October 1, 2008, the Company announced its financial results for the fiscal year ended August 28, 2008.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

In the fourth quarter of fiscal 2007, the Company began pursuing a number of initiatives to drive greater cost efficiencies and revenue growth across its operations.  These initiatives include workforce reductions in certain areas of the Company as the Company’s business is realigned.  Additional initiatives include establishing certain operations closer in location to the Company’s global customers, evaluating functions more efficiently performed through partnerships or other outside relationships and reducing the Company’s overhead costs to meet or exceed industry benchmarks.

In the fourth quarter and 2008 fiscal year, the Company recorded charges of $4 million and $33 million, respectively, for employee severance and related costs, a write-down of certain facilities to their fair values, and relocation and retention bonuses.  Since the fourth quarter of 2007, the Company has incurred $52 million due to the restructuring initiatives.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 30, 2008, the Company’s Board of Directors amended the Company’s Bylaws to implement majority voting standards for the election of directors. The full text of the Company’s Bylaws, is attached as Exhibit 99.2 to this Current Report of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release issued on October 1, 2008
99.2	Bylaws of the Registrant, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	October 1, 2008	By:	/s/ Ronald C. Foster
		Name:	Ronald C. Foster
		Title:	Chief Financial Officer and Vice President of Finance

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED OCTOBER 1, 2008

Exhibit	Description
99.1	Press Release issued on October 1, 2008
99.2	Bylaws of the Registrant, as amended